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EXHIBIT 11.1

                            ALDILA, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER COMMON SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                Three months ended         Nine months ended
                                                                    September 30,            September 30,
                                                               --------------------      ---------------------
                                                                 1998         1997         1998         1997
                                                               -------     --------     --------     ---------
BASIC:
Net income                                                     $   755      $   791      $ 3,460      $ 3,100

Weighted average number of common shares outstanding            15,462       15,483       15,448       15,691
                                                               -------     --------     --------     ---------

Net Income per common share                                    $  0.05      $  0.05      $  0.22      $  0.20
                                                               -------     --------     --------     ---------
                                                               -------     --------     --------     ---------

ASSUMING DILUTION:
Net income                                                     $   755      $   791      $ 3,460      $ 3,100

Weighted average number of common shares outstanding            15,462       15,483       15,448       15,691

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                                      95          184          206          115
                                                               -------     --------     --------     ---------

Weighted average number of common and
   common equivalent shares                                     15,557       15,667       15,654       15,806
                                                               -------     --------     --------     ---------

Net Income per common share, assuming dilution                 $  0.05      $  0.05      $  0.22      $  0.20
                                                               -------     --------     --------     ---------
                                                               -------     --------     --------     ---------
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